UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 19, 2016

Real Industry, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15301 Ventura Boulevard, Suite 400 Sherman Oaks, California 91403
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) Effective as of August 19, 2016, Craig T. Bouchard stepped down from his positions as Chairman and Chief Executive Officer of Real Industry, Inc. (the “Company”), and the Board of Directors of the Company elected Kyle Ross, the Company’s Executive Vice President, Chief Financial Officer and Secretary, as President, Interim Chief Executive Officer and Chief Investment Officer. Mr. Bouchard also resigned from his position as a director on the Board of Directors effective as of August 23, 2016.

In connection with Mr. Bouchard’s resignation, the Board of Directors elected William Hall as Chairman of the Board of Directors, effective as of August 19, 2016. As a result of the Board of Directors’ decision to separate the Chairman and Chief Executive Officer positions, the Board also determined that it was no longer necessary to have a Lead Independent Director. Mr. Philip Tinkler, the former Lead Independent Director, remains the Chairman of the Nominating and Governance Committee and a member of the Audit Committee.

Mr. Ross, age 39, has served as the Executive Vice President of the Company since June 2010, as the Chief Financial Officer of the Company since March 2011, and as Secretary of the Company since May 2015. Mr. Ross was part of the management team that sponsored Fremont General Corporation’s (“Fremont”) reorganization process and emergence from bankruptcy. Prior to participating in the Fremont bankruptcy, Mr. Ross was a co-founder of Signature Capital Partners, LLC, a special situations investment firm formed in 2004. Mr. Ross previously was an investment banker with Murphy Noell Capital. Mr. Ross holds a Bachelor of Science degree and a Bachelor of Arts degree from the Haas School of Business and the College of Letters and Science, respectively, at the University of California, Berkeley.

(e) In connection with Mr. Bouchard’s separation from the Company, Mr. Bouchard and the Company entered into a binding term sheet (the “Separation Term Sheet”), effective August 23, 2016, pursuant to which Mr. Bouchard will be entitled to receive cash payments totaling $2,000,000, as well as a pro rata bonus and certain welfare benefits, which payments and benefits include his entitlements under the Company’s Management Continuity Plan for Senior Officers. Fifty percent of Mr. Bouchard’s outstanding unvested restricted stock and restricted stock units will be forfeited, and the remaining fifty percent will remain outstanding and will be eligible to vest subject to achievement of the performance criteria set forth in the TSR Performance Award Agreement, dated as of February 25, 2016, and will be forfeited if the performance criteria are not met. Mr. Bouchard’s outstanding unvested performance shares and vested stock options will remain outstanding in accordance with the terms of the applicable agreements. Mr. Bouchard’s rights, and the Company’s obligations, under the Separation Term Sheet are subject to Mr. Bouchard executing and not revoking a release in favor of the Company on or prior to September 14, 2016. The foregoing summary of the Separation Term Sheet is qualified in its entirety by reference to the full text of the Separation Term Sheet, attached as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
10.1	Separation Term Sheet between Real Industry Inc. and Craig T. Bouchard, dated August 23, 2016.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REAL INDUSTRY, INC.
(Registrant)

Date: August 23, 2016	By:	/s/ Kyle Ross
	Name:	Kyle Ross
	Title:	President, Interim Chief Executive Officer
and Chief Investment Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Term Sheet between Real Industry Inc. and Craig T. Bouchard, dated August 23, 2016.